Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 29, 2011 relating to the financial statements of Rentech Energy Midwest Corporation, which appears in Rentech Nitrogen Partners, LP’s prospectus filed pursuant to Rule 424(b) in connection with its Registration Statement on Form S-1 (No. 333-176065).
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
November 14, 2011